UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2005 (December 14, 2005)
MARSH SUPERMARKETS, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-01532	35-0918179
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)
9800 Crosspoint Boulevard, Indianapolis, Indiana 46256-3350
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (317) 594-2100
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On December 14, 2005, Marsh Supermarkets, Inc. (the “Company”) and Douglas W. Dougherty agreed to the terms of Mr. Dougherty’s employment as the Senior Vice President, Chief Financial Officer and Treasurer of the Company, which terms were approved by the Compensation Committee of the Board of Directors on December 14, 2005.
     Mr. Dougherty will serve as the Senior Vice President, Chief Financial Officer and Treasurer for a term ending on December 31, 2006. Mr. Dougherty will receive a base salary of $210,000 per year and will receive a bonus of $125,000 on each of June 30, 2006 and December 31, 2006, which bonus payments will be accelerated in the event of a change in control of the Company. Mr. Dougherty will continue to receive payments under the Company’s 1999 Senior Executive Supplemental Retirement Plan (the “SERP”) during the term of his employment, and his base salary will be increased on a dollar-for-dollar basis for any reduction in his monthly payments under the SERP. Mr. Dougherty will also be eligible to participate in the Company’s health and welfare and stock option plans.
     Mr. Dougherty may be terminated at any time without cause by a vote of the Board of Directors of the Company, in which case he would receive a pro-rated bonus payment for the time employed. If the Board of Directors of the Company terminates Mr. Dougherty with cause, he would receive no further bonus payments.
     On May 20, 2005, Mr. Dougherty and the Company entered into a Consulting Agreement (the “Consulting Agreement”), pursuant to which Mr. Dougherty was to provide financial analysis and general business consulting services to the Company through May 31, 2007. The Company and Mr. Dougherty have agreed that the Consulting Agreement will be suspended during Mr. Dougherty’s reemployment with the Company and will resume once his employment with the Company ends. The termination date of the Consulting Agreement will be extended by the number of months such agreement was suspended during Mr. Dougherty’s reemployment.
     Mr. Dougherty and the Company intend to enter into a written employment agreement setting forth these terms of Mr. Dougherty’s employment. Upon execution of such employment agreement, a copy thereof will be filed by the Company as an exhibit to an additional Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 20, 2005

MARSH SUPERMARKETS, INC.
By:	/S/ P. LAWRENCE BUTT
	Name:	P. Lawrence Butt
	Title:	Senior Vice President, Counsel and Secretary

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